Exhibit 99

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Graco Inc. (the "Company") wishes to take advantage of the "safe harbor" provisions regarding forward-looking statements of the Private Securities Litigation Reform Act of 1995 and is filing this Cautionary Statement in order to do so.

      From time to time various forms filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K, Form 10-Q and Form 8-K, its Annual Report to Shareholders, and other written documents or oral statements released by the Company, may contain forward-looking statements. Forward-looking statements generally use words such as "expect," "foresee," "anticipate," "believe," "project," "should," "estimate," "will", and similar expressions, and reflect the Company's expectations concerning the future. Such statements are based upon currently available information, but various risks and uncertainties may cause the Company's actual results to differ materially from those expressed in these statements. Among the factors which management believes could affect the Company's operating results are the following:

     o With respect to the Company's business as a whole, the Company's prospects and operating results may be affected by:

          - changing economic conditions in the United States and other major world economies, including economic downturns or recessions, capital goods investment activity, interest rates and foreign currency exchange rate fluctuations;

          - international trade factors, including changes in international trade policy, such as export controls, trade sanctions, increased tariff barriers and other restrictions; weaker protection of the Company's proprietary technology in certain foreign countries, the burden of complying with foreign laws and standards; and potentially burdensome taxes;

          - the ability of the Company to develop new products and technologies; maintain and enhance its market position relative to its competitors; maintain and enhance its distribution channels; identify and enter into new markets; successfully conclude and integrate acquisitions; realize productivity and product quality improvements; and continue to control expenses.

          - disruption in operations, transportation, communication, sources of supply, customer operations or payment, caused by political or economic instability, acts of God, labor disputes, war, embargo, fire or other cause beyond its reasonable control.

          - changes in the markets in which the Company participates, including consolidation of competitors and major customers, and price competition

     o The prospects and operating results of the Company's Contractor Equipment Division may be affected by: variations in the level of residential, commercial and institutional building and remodeling activity; the availability and cost of financing; changes in the environmental regulation of coatings; consolidation in the paint equipment manufacturing industry; changes in the business practices (including inventory management) of the major distributors of contractor equipment; changes in construction materials and techniques; the cost of labor in foreign markets; the regional market strength of certain competitors; the level of government spending on infrastructure development and road construction, maintenance and repair; and the nature and extent of highway safety regulation.

     o The prospects and operating results of the Company's Industrial/Automotive Equipment Division may be affected by: the capital equipment spending levels of industrial customers; the availability and cost of customer financing; changes in the environmental regulation of coatings; changes in the technical characteristics of materials; changes in application technology; the ability of the Company to meet changing customer requirements; consolidation in the fluid handling equipment manufacturing industry; the equipment purchase plans of major automobile manufacturers worldwide (which are in turn impacted by the level of automotive sales worldwide); changes in automotive manufacturing processes; the pricing strategies of competitors; consolidation in the automobile manufacturing industry worldwide; and the success of the Company in moving its automotive customers from custom-designed systems to the purchase of the Company's package modules sold through integrators and distributors.

     o The prospects and operating results of the Company's Lubrication Equipment Division may be affected by consolidation in the oil industry; the development of extended life lubricants for vehicles; the reduction in the need for changing vehicle lubricants; consumer trends in "do-it-yourself" vs. "do-it-for-me" oil changes; consolidation of automotive dealerships; trends in spending by state and local governments, and variations in the equipment spending levels of the major oil companies.